Exhibit (c)(7)
Proprietary & Confidential Note: Certain text and charts were resized in this presentation at the request of the SEC for the purposes of improving legibility. Presentation to Special Committee of the Board of Directors Preliminary Analysis Subject to Revision 9 October 2006

Table of Contents Proprietary & Confidential I. Executive Summary II. Valuation Analysis III. Appendix Mezzanine capital, private equity, municipal “Wachovia Securities” is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries. Debt and equity underwriting, trading, research and sales, loan syndications agent services, and corporate finance and M&A advisory services are offered by Wachovia Capital Markets, LLC, member NASD, NYSE and SIPC. securities trading and sales, cash management, credit, international, leasing and risk management products and services are offered by various non-broker dealer subsidiaries of Wachovia Corporation. Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Executive Summary

Executive Summary Agenda Proprietary & Confidential We plan to address several important issues that the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of TAMPA will need to consider a potential response to the updated BOSTON offer, including the following: - The most salient aspects of the updated BOSTON offer received on October 4th - BOSTON’s updated offer in context of pertinent valuation analyses. - The various options the Committee can take in responding to BOSTON. - The benefits and risks of proposed BOSTON transaction versus recapitalization alternative. Wachovia Securities Mergers & Acquisitions

Executive Summary Situation Overview Proprietary & Confidential • In June, BOSTON began a dialogue with management to consider a possible acquisition of the Company through a going private transaction. • Several interactions have occurred between the Company and BOSTON professionals: — 6/16/06 — Initial meeting between management and BOSTON. — 6/18/06 — Submitted list of initial due diligence questions covering the following topics. — Late June — Conference calls held with management covering operational and marketing questions. — Early July — Management meets with BOSTON and certain lenders to discuss financing of potential going private transaction. — 8/08/06 — Company receives an offer of $37.50 per share which the Board rejected as inadequate. — 8/18/06 — Company receives a revised offer of $38.50 per share. At the Board meeting, the Board determined to form a Special Committee to evaluate the revised offer. — 9/15/06 — Wachovia reviews BOSTON’s offer with Special Committee. The Committee does not find the offer compelling relative to other alternatives and thus rejects the offer. — 9/26/06 — BOSTON meets with management, Wachovia and Special Committee counsel to discuss diligence items and management’s most recent outlook for the Company. — 9/26/06 — 10/2/06 — Through Wachovia and Special Committee counsel, management responds to BOSTON’s additional due diligence requests. — 9/29/06 and 10/1/06 — Through Wachovia, management conducts conference calls with BOSTON to clarify certain aspects of diligence provided. — First week of October — Wachovia receives verbal indication of a $39.50 per share offer and Wachovia indicates that if Boston has additional value to offer, it should enhance its offer further. — 10/4/06 — Special Committee receives an updated offer of $40.00 per share. Wachovia Securities Mergers & Acquisitions

Executive Summary Proprietary & Confidential Summary of Second Updated Offer (Received October 4th, 2006) • Significant deal terms include the following: — $40.00 per share in cash. — Proposal structured as a merger. — Limited closing conditions. Diligence largely completed. • BOSTON also provided commitment letters and term sheets from the combined financing source (Bank of America and Deutsche Bank), dated October 4th. BOSTON Offer Calculation (In millions, except per share data) Offer Price per share $40.00 Implied Diluted share count 75.5 Equity Purchase $3,019.0 Plus: TAMPA’s Est. Net Debt as of 3/31/07 196.0 Enterprise Value $3,215.0 Plus: Capital Expenditures Account 100.0 Plus: Fees 100.0 Transaction Value $3,415.0 Unadjusted 2006(E) EBITDA Multiple ($326) 9.9x Adjusted 2006(E) EBITDA Multiple ($381) 8.4x Sources and Uses of Funds — Analysis of BOSTON’s Offer (New) ($ in millions) Uses of Cash Sources of Cash Cum. Adj. Multiple of Interest Uses Amount Sources Amount % Total 2006E EBITDAR Rates Purchase of Equity $ 3,019.0Senior Secured Debt $ 1,100.0 32.2% 4.0x L + 3.00% Debt Retirement 196.0Senior Bridge 800.0 23.4% 5.6x L + 5.75% Cash Overfund 100.0RealCo / PropCo Bridge 530.0 15.5% 6.7x L + 5.75% Fees and Expenses 100.0Sponsor Equity 985.0 28.8% Total $ 3,415.0Total $ 3,415.0 100.0% Wachovia Securities Mergers & Acquisitions

Executive Summary TAMPA Stock Price $40.00 $37.50 10/3/06 $32.48 $35.00 Price 8/17/06 $32.50 $30.00 Stock 8/7/06 $28.40 $30.00 $27.50 $25.00 8/1/2006 8/12/2006 8/23/2006 9/3/2006 9/14/2006 9/25/2006 10/6/2006 1 Receipt of first offer 2 Receipt of financing 3 Receipt of revised 4 Receipt of updated of $37.50 commitments for first offer of $38.50 offer of $40.00 offer Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis

Proprietary & Confidential Management Plan Valuation Analysis TAMPA Summary Financials - Wachovia has relied upon the updated Management Plan for our valuation analysis, though it is important • to note that BOSTON has indicated that it has sensitized management’s projections for internal discussions and with lending sources. CAGR ‘06 — ‘11 7.5% 15.0% 11.8% 18.8% FY 2011 $ 5,609,228 7.8% 808,993 653,536 11.7% 664,034 11.8% $ 3.84 10.6% 222,456 Projected Fiscal Year Ending December 31, FY 2008 FY 2009 FY 2010 $ 4,424,324 $ 4,801,669 $ 5,204,829 4.6% 8.5% 8.4% 621,976 677,675 751,536 476,683 532,191 600,947 10.8% 11.1% 11.5% 506,965 552,687 616,482 11.5% 11.5% 11.8% $ 2.56 $ 2.97 $ 3.47 30.4% 15.8% 17.0% 98,739 129,494 167,952 Historical and Projected Financial Summary — Management’s Plan FYE December 31, 2004 2005 2006E FY 2007 $ 3,201,750 $ 3,601,666 $ 3,900,521 $ 4,231,096 n/a 12.5% 8.3% 8.5% 447,002 491,213 485,239 550,176 356,341 359,300 325,518 399,903 11.1% 10.0% 8.3% 9.5% 369,361 395,770 380,831 440,968 11.5% 11.0% 9.8% 10.4% $ 2.07 $ 1.87 $ 1.62 $ 1.96 n/a (9.7%) (13.1%) 21.2% 77,154 ( $ in thousands, except per share data) Total Revenue Total Revenue Growth (1) Adjusted EBITDAR Adjusted EBITDAR Margin EBITDA EBITDA Margin (1) (2) Adjusted EBITDA Adjusted EBITDA Margin (1) (2) Adjusted EPS Adjusted EPS Growth Free Cash Flow Source: TAMPA management. Adjustments for EBITDA and net income are different as outlined in the Appendix. Includes other assets, partner deposits, deferred rent, other liabilities, PEP — related expenses, minority interest contributions, restricted stock and FAS 123R. Based on 8x rent convention. (1) (2) (3) Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Management Plan Valuation Analysis TAMPA Summary Financials - TAMPA Summary Financials — Management Plan • BOSTON, through Wachovia, has updated management estimates for the full year 2006 operating performance on September 25, 2006. • The updated projections reflected 2006(E) EBITDA of $380.8 million (as compared to $383.3 million in management forecast of 9/12/06), which was driven by higher operating expenses at Concept 1 and Concept 2 and partially offset by a higher revenue forecast at both concepts. Management Plan 2006(E) As of 9/12/06 As of 9/25/06 Difference Notes Revenue $ 3,892.4 $ 3,900.5 $ 8.1 Driven by Concept 1 and Concept 2 Gross Profit 2,495.6 2,504.5 9.0 Other Operating Expenses 2,129.2 2,140.4 11.2 Increase at Concept 1 and Concept 2 SG&A 188.2 188.7 0.6 Increase at Concept 2 and Corporate EBIT 178.2 175.4 (2.8) Plus: D&A 149.7 150.1 0.4 EBITDA 327.8 325.5 (2.3) Plus: Adjustments 55.4 55.3 (0.1) Adj. EBITDA $ 383.3 $ 380.8 ($ 2.4) Wachovia Securities Mergers & Acquisitions

Comparable Public Company Analysis ($ in millions, except per share data) • Over the past twelve months, the Company’s share price has traded below both its peer set and the broader market index. — Over the past two years, the Company’s stock price has traded down 20% versus a 36% gain for the peer index. • Underperforming store comps and struggling growth brands have contributed to the negative investor perception of the Company. — The Company trades at a discount to its peers at 7.9x versus 8.6x EV/EBITDA, respectively. TAMPA Comparable Companies Index * S&P 500 Index Source: FactSet. * Comparable Companies Index includes APPB, DRI, EAT, LNY, RARE and RI. % of 52 Enterprise EV /LTM CY07(E) 2007(E) Company Name Ticker Price (1) Week High Value (2) EBITDA P/E PEG Ratio Darden Restaurants, Inc. DRI $ 44.09 99.2% $ 7,087.9 9.2x 17.7x 142.5% Brinker International, Inc. EAT 41.51 96.2% 3,905.8 7.9x 15.4x 108.7% Ruby Tuesday, Inc. RI 29.91 90.7% 2,095.5 8.9x 16.3x 107.3% Applebee’s International, Inc. APPB 22.72 85.8% 1,885.6 8.7x 17.3x 115.2% RARE Hospitality, Inc. RARE 31.68 90.9% 1,100.2 8.7x 17.4x 96.6% Landry’s Restaurants, Inc. LNY 31.58 87.0% 1,490.6 8.3x 13.8x 105.9% Mean: 91.6% $ 2,927.6 8.6x 16.3x 112.7% Median: 90.8% $ 1,990.5 8.7x 16.8x 108.0% Company $ 33.47 69.3% $ 2,787.8 7.9x 18.8x 125.2% Revised BOSTON Offer (3) $ 40.00 9.8x Footnotes: (1) Prices and earnings estimates obtained from the CapitalIQ on 10/06/06. (2) Market value of equity plus net debt. (3) Based on an Enterprise Value of $3,215 million and LTM 9/30 Unadjusted EBITDA of $328.1 million. Wachovia Securities Mergers & Acquisitions 10

Proprietary & Confidential Valuation Analysis Comparable Acquisitions ($ in millions, except per share data) • Transactions in the casual dining segment have yielded median EV/EBITDA multiples of • approximately 7.2x over the past four years. There are limited comparable restaurant transactions of similar size to the Company. • The detailed comparable transactions are displayed in the Appendix. EV/ LTM EBITDA 7.2x 6.6x EV/ LTM EBITDA 8.1x 7.4x Valuation Data EV/ LTM Sales 0.7x 0.7x Valuation Data EV/ LTM Sales 1.1x 1.0x Enterprise Value (1) $ 213.6 157.3 Enterprise Value (1) $ 478.1 265.0 EBITDA Margin 10.1% 10.4% EBITDA Margin 14.2% 14.4% Income Statement Data LTM EBITDA $ 29.9 23.5 Income Statement Data LTM EBITDA $ 46.9 32.3 LTM Sales $ 312.9 252.6 LTM Sales $ 709.5 231.9 Casual Dining Mean Median Other Restaurants Mean Median 8.3x 9.8x Revised BOSTON Offer — EV to Adjusted 9/30 LTM EBITDA Revised BOSTON Offer — EV to Unadjusted 9/30 LTM EBITDA (1) Market value of equity plus net debt. | Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Premiums Paid Analysis Median Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present 1 Day Prior 7-Days Prior 4-Weeks Prior 225 Public Company Transactions 20.2% 21.1% 24.6% - 42 Go Private Transactions 19.7% 22.8% 23.8% - 9 Retail Go Privates Transactions 20.0% 21.6% 20.7% Implied Premium of BOSTON $40.00 Offer 20.0% 26.1% 26.5% Range of 4-week Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present Total Number of Remaining Public Sales 70 Total Number of Go Privates 60 60 50 Number of Retail Go Privates Deals 50 46 of 40 28 30 22 19 Number 20 10 0 10% 10-20% 20-30% 30-40% 40-50% 50% Source: SDC Platinum. Premium 4 Weeks Prior to Announcement Date Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Premiums Paid Analysis The updated BOSTON offer of $ 40.00 per share represents a 20.4% premium over the prior day’s closing price • 28 as of October 4 and a 23.3% premium over the 30 — day average share price. th Applying the median premium paid for the 225 recent public transactions of 20% to the prior day’s closing • share price of $ 33.23, yields a price of $ 39.94 per share. $ 3,578,240 10.9x 9.3x 11.0x 9.4x $ 42.00 53.5% 29.5% 35.3% 26.0% 10.5% (9.9%) (16.9%) $ 3,396,182 10.4x 8.8x 10.4x 8.9x $ 40.00 46.1% 23.3% 28.8% 20.0% 5.3% (14.2%)(20.9%) $ 3,214,125 9.8x 8.3x 9.9x 8.4x $ 38.00 38.8% 17.1% 22.4% 14.0% 0.0% (18.5%)(24.8%) $ 3,032,067 9.2x 7.9x 9.3x 8.0x $ 36.00 31.5% 11.0% 15.9% 8.0% (5.3%) (22.8%)(28.8%) Purchase Price Premiums $ 2,789,020 8.5x 7.2x 8.6x 7.3x $ 33.33 21.8% 2.7% 7.3% 0.0% (12.3%) (28.5%) (34.1%) Enterprise Value LTM 9/30/06 Unadjusted EBITDA multiple ( $ 328.1 million) LTM 9/30/06 Adjusted EBITDA multiple ( $ 385.4 million) 2006(E) Unadjusted EBITDA multiple ( $ 325.5 million) 2006(E) Adjusted EBITDA multiple ( $ 380.8 million) Implied Offer Price 52 — Week Low $ 27.37 30 — Day Avg $ 32.44 Price 90 — Day Avg $ 31.05 10/6/06 Current $ 33.33 Stock 365 — Day Avg $ 38.00 52 — Week High $ 46.62 All — Time High $ 50.55 Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Comparison of Operating Models — Management Plan • As of 9/25/06, the Management Plan projections have been updated by management. The differences in the underlying model assumptions and projected operating performance are summarized below. — Management Plan Adjusted EBITDA projections are higher in earlier years. — Updated plan includes an additional average annual comp at Concept 1 of 0.7% driven by refurbish expenditures Comparison of Management Plans ($ in millions) 2006 2007 2008 2009 2010 2011 CAGR Revenue Updated Management Plan $ 3,901 $ 4,231 $ 4,424 $ 4,802 $ 5,205 $ 5,609 7.3% 9/12 Management Plan 3,892 4,206 4,533 4,889 5,263 5,646 7.6% Difference (Updated vs. $ 87 $ 37 9/12) $ 9 $ 25 (109)($ )(58)($ ) Adj. EBITDA Updated Management Plan $ 381 $ 441 $ 507 $ 553 $ 617 $ 664 10.8% 9/12 Management Plan 383 416 487 556 616 662 12.3% Difference (Updated vs. 9/12) ($ 2) $ 25 $ 20 ($ 3) $ 1 $ 2 Total CapEx (Including Refurb) Updated Management Plan $ 290 $ 201 $ 215 $ 225 $ 233 $ 212 9/12 Management Plan N/A 207 218 252 265 199 Difference (Updated vs. 27 $ 9/12) N/A ($ 6)($ 2)($ )(32)$ 13 Refurbish Program Updated Management Plan N/A $ 15 $ 33 $ 33 $ 33 $ 13 9/12 Management Plan N/A 15 35 60 65 0 Difference (Updated vs. 27 $ 9/12) N/A ($ 0)($ 2)($ )(32)$ 13 Net New Units Updated Management Plan 122 94 90 95 100 100 9/12 Management Plan 129 95 90 95 100 100 Difference (Updated vs. 9/12) (7) (1) 0 0 0 0

Proprietary & Confidential Downside Scenario Valuation Analysis Comparison of Operating Models - On 9/25/06, management also provided an updated view on a downside scenario. The differences in the underlying • model assumptions and projected operating performance are summarized below. Downside scenario Adjusted EBITDA projections are lower in later years. — Downside scenario assumes no additional comp increase at Concept 1 and that refurbish program is discontinued — after 2008. Comparison of Downside Scenarios ($ in millions) ‘ 07-’11 2006 2007 2008 2009 2010 2011 CAGR Revenue Updated Downside Scenario $ 3,901 $ 4,173 $ 4,324 $ 4,656 $ 5,005 $ 5,362 6.5% 9/12 Downside Scenario 3,892 4,179 4,477 4,810 5,160 5,519 7.2% Difference (Updated vs. $ 9/12) $ 8 (6)($ 153)($ 154)($ 156)($ 157) Adj. EBITDA Updated Downside Scenario $ 381 $ 407 $ 454 $ 505 $ 559 $ 601 10.2% 9/12 Downside Scenario 383 409 464 521 576 618 10.9% Difference (Updated vs. 9/12) ($ 2)($ 1)($ 10)($ 16)($ 17)($ 18) Total CapEx (Including Refurb) Updated Downside Scenario $ 290 $ 201 $ 215 $ 192 $ 200 $ 199 9/12 Downside Scenario N/A 207 218 252 265 199 Difference (Updated vs. $ 9/12) N/A (6)($ 2)($ 60)($ 65)($ 0) Refurbish Program Updated Downside Scenario N/A $ 15 $ 33 $ 0 $ 0 $ 0 9/12 Downside Scenario N/A 15 35 60 65 0 Difference (Updated vs. $ 9/12) N/A (0)($ 2)($ 60)($ 65) $ 0 Net New Units Updated Downside Scenario 122 94 90 95 100 100 9/12 Downside Scenario 129 95 90 95 100 100 Difference (Updated vs. 9/12) (7) (1) 0 0 0 0 Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis LBO Analysis Preliminary LBO analysis is based on the following assumptions: • Total leverage of 6.4x 12/31/06 EBITDA of $ 380.8 million; Adjusted leverage of 6.7x 2006(E) EBITDAR based on — BOSTON’s proposed capital structure. Downside scenario has the following differences from Management Plan: • Concept #1 comps reduced in 2007 — 2011, Concept #2 comps reduced in 2007 & 2008, Concept #1 margin — reduction, and no refurbishment expenditure in 2009 and beyond (and no resulting benefit resulting from this program over this period) . Downside Scenario (1) $ 37.48 $ 40.00 $ 42.53 12.5% 20.0% 27.6% 9.5x 10.1x 10.7x 8.1x 8.6x 9.1x 17.6% 12.8% 9.0% 20.9% 15.9% 12.0% 23.8% 18.8% 14.7% IRRs Implied Price/Share Premium to Curr. Price 12/31/06 Unadj. EBITDA Multiple 12/31/06 Adj. EBITDA Multiple Multiple 7.1x 7.6x Exit 8.1x (1) Assumes Adjusted Leverage of 6.7x. Management Plan (1) $ 37.48 $ 40.00 $ 42.53 12.5% 20.0% 27.6% 9.5x 10.1x 10.7x 8.1x 8.6x 9.1x 26.7% 21.5% 17.4% 29.4% 24.1% 19.9% 31.9% 26.5% 22.2% IRRs Implied Price/Share Premium to Curr. Price 12/31/06 Unadj. EBITDA Multiple 12/31/06 Adj. EBITDA Multiple Multiple 7.6x 8.1x Exit 8.6x (1) Assumes Adjusted Leverage of 6.7x. Cum. Adj. Multiple % Total of 2006(E) EBITDAR 6.7x Sources and Uses of Funds — For Illustrative Purposes Assumes 8.6x EBITDA Multiple. ( $ in thousands) Uses of Cash Sources of Cash Uses Amount Sources Amount Purchase of Equity $ 3,019,265 Total Debt $ 2,430,000 70.7% Debt Retirement 279,816 Sponsor Equity 1,009,081 29.3% Fees and Expenses 100,000 Restricted Capital Expenditures 100,000 Less: Excess Cash 60,000 Total $ 3,439,081 Total $ 3,439,081 100.0% Note: Adjusted Leverage = (Total Debt + 8*Rent Expense)/(EBITDA + Rent Expense) Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Valuation Analysis Discounted Cash Flow Analysis ($ in millions, except per share data) Discounted Cash Flow Analysis ($ in millions, except per share data) • A range of share prices for the Company is calculated below using a sensitivity analysis across a range of discount rates, perpetuity cash flow growth rates, and exit multiples. — Highly sensitive to assumptions — projections, discount rate, terminal value. • Under the Management Plan, the DCF analysis yields a terminal value as a percent of total of approximately 72% to 81%. • For the down side scenario, the DCF analysis yields a terminal value as a percent of total of approximately 71% to 81%. Management Plan Price Per Share Free Cash Flow Growth After 2011 1.50% 2.00% 2.50% 9.0% $ 44.83 $ 47.79 $ 51.21 WACC 9.5% 41.77 44.32 47.24 10.0% 39.08 41.30 43.82 Price Per Share Multiple of 2011 EBITDA 6.5x 7.0x 7.5x 9.0% $ 44.47 $ 47.26 $ 50.04 WACC 9.5% 43.65 46.37 49.10 10.0% 42.85 45.52 48.18 Downside Scenario Price Per Share Free Cash Flow Growth After 2011 1.50% 2.00% 2.50% 9.0% $ 39.24 $ 41.86 $ 44.87 WACC 9.5% 36.55 38.81 41.38 10.0% 34.19 36.15 38.38 Price Per Share Multiple of 2011 EBITDA 6.0x 6.5x 7.0x 9.0% $ 37.33 $ 39.85 $ 42.37 WACC 9.5% 36.65 39.11 41.58 10.0% 35.99 38.39 40.80 Wachovia Securities Mergers & Acquisitions

Valuation Analysis Proprietary & Confidential Valuation Analysis Shareholder Analysis Total Shares Outstanding: 74.4 MM 25,000 100.0% 28.6% 100.0% # of days to turn: 86 26.1% 87.6% 20,000 80.0% 21.9% 76.6% Thousands 15,000 60.0% in 50.5% 12.4% 10,000 40.0% 11.0% Volume 28.6% 5,000 20.0% 0 0.0% $27.00 — $29.49 $29.50 — $31.99 $32.00 — $34.49 $34.50 — $36.99 $37.00 — $39.49 Floating Shares: 66.9 MM 25,000 100.0% 33.4% 89.4% 100.0% 100.0% # of days to turn: 80 30.4% 20,000 80.0% 25.6% Thousands 15,000 60.0% 59.0% in 10,000 40.0% 10.6% Volume 33.4% 5,000 20.0% 0.0% 0 0.0% $27.00 — $29.49 $29.50 — $31.99 $32.00 — $34.49 $34.50 — $36.99 $37.00 — $39.49

Summary of Recap Alternative • If the Company achieves the earnings estimates implied in the base case, a recapitalization could create additional shareholder value by reducing overall cost of capital and increasing EPS. — 100% credit to management plan could potentially yield a present value of future stock price of $45.37 to $46.21 per share under base case scenario. • If store performance continues to decline and the Company achieves earnings in line with the downside case, a recapitalization would have a more muted impact on shareholder value. — A downside scenario could potentially yield a present value of future stock price of $32.78 to $33.38 per share. Future Share Price Comparison Recap Status Quo (1) Management Plan (2) Downside (3) 2009(P) EPS $ 2.97 $ 3.43 $ 2.83 Forward P/E Multitple 16.0x 16.0x 14.0x Implied 2008 Share Price $ 47.49 $ 54.90 $ 39.66 Theoretical Present Value (4) 10.0% Discount Rate $ 39.25 $ 45.37 $ 32.78 9.0% Discount Rate $ 39.97 $ 46.21 $ 33.38 Equity Investor Return Hurdle 15.0% Discount Rate $ 35.91 $ 41.51 $ 29.99 12.5% Discount Rate $ 37.52 $ 43.38 $ 31.34 10.0% Discount Rate $ 39.25 $ 45.37 $ 32.78 (1) Based on EPS as provided in management’s base case plan. (2) Assumes repurchase of 15 million shares at $34.00 per share, based on operating performance as provided in management’s base case plan. (3) Assumes repurchase of 15 million shares at $34.00 per share, based on operating performance as provided in management’s downside plan. (4) Future share price estimates discounted to 12/31/06 assuming a cost of equity range of 9% to 10%. • The Board’s confidence in management’s ability to execute the Management Plan and realize objectives at the growth concepts need to be carefully considered. Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Appendix

Comparable Acquisitions ($ in millions, except per share data) Income Statement Data Valuation Data Latest Twelve Months EBITDA Enterprise EV/ EV/ Target Company Acquiring Company Transaction Date Sales EBITDA Margin Value 1 Sales EBITDA Cheddar’s, Inc. Catterton Partners ANNOUNCED $ 245.0 N/A N/A N/M N/M N/A Lone Star Steakhouse and Saloon Lone Star Funds ANNOUNCED 677.6 $ 45.9 6.8% $ 566.1 0.8x 12.3x Real Mex Restaurants, Inc Sun Capital Partners, Inc. ANNOUNCED 549.9 57.6 10.5% 359.0 0.7x 6.2x Ryan’s Restaurant Group Inc.Buffets Inc ANNOUNCED 822.5 98.9 12.0% 832.1 1.0x 8.4x Main Street Restaurant GroupBriad Main Street, Inc. June 29, 2006 243.6 18.2 7.5% 143.6 0.6x 7.9x Dave & Buster’s, Inc. Wellspring Capital March 8, 2006 453.6 63.1 13.9% 359.9 0.8x 5.7x Fox & Hound Restaurant GroupNewcastle Partners and Steel Partners February 24, 2006 164.7 22.1 13.4% 164.6 1.0x 7.5x Worldwide Restaurant eptember 22, 2005 Concepts Pacific Equity Partners S 359.5 24.5 6.8% 201.4 0.6x 8.2x The Restaurant Company Castle Harlan, Inc. September 21, 2005 341.3 42.7 12.5% 245.0 0.7x 5.7x Whistle Junction / EACO Corp. Banner Buffets LLC July 1, 2005 N/A N/A N/A 30.0 N/M N/M Quality Dining Management April 13, 2005 239.5 23.0 9.6% 116.1 0.5x 5.1x Elmer’s Restaurants Management March 11, 2005 33.4 2.9 8.8% 16.9 0.5x 5.7x Chevy’s Real Mex Restaurants January 11, 2005 N/A N/A N/A 86.1 N/M N/M Uno Restaurant Holdings CorpCentre Partners nbsp; January 6, 2005 300.6 35.4 11.8% 208.1 0.7x 5.9x Mimi’s Café Bob Evans July 7, 2004 252.6 19.0 7.5% 182.0 0.7x 9.6x Garden Fresh Restaurant Corp. Fairmont Capital March 10, 2004 220.5 24.7 11.2% 131.6 0.6x 5.3x Chevys Inc. Consolidated Restaurant Cos. June 16, 2003 320.0 20.0 6.3% 120.0 0.4x 6.0x Ninety-Nine Restaurants, Inc. O’Charley’s, Inc. January 27, 2003 196.4 27.2 13.8% 147.3 0.8x 5.4x Saltgrass Steak House Landry’s Restaurants, Inc. October 1, 2002 100.0 13.0 13.0% 75.0 0.8x 5.8x Santa Barbara Restaurant Group, Inc. CKE Restaurants, Inc. March 1, 2002 91.2 8.6 9.4% 71.0 0.8x 8.2x Mean: $ 311.8 $ 32.2 10.3% $ 213.5 0.7x 7.0x Median: 248.8 24.5 10.5% 147.3 0.7x 6.0x Jamba Juice Services Acquisition Corp ANNOUNCED 243.3 N/A N/A 265.0 1.1x N/A Checker’s Restaurants Wellspring Capital June 20, 2006 187.2 25.0 13.4% 194.2 1.0x 7.8x Dunkin’ Brands Bain / Carlyle / TH Lee February 2, 2006 4,800.0 188.0 3.9% 2,425.0 0.5x 12.9x El Pollo Loco Trimaran Capital Partners November 21, 2005 225.3 37.8 16.8% 529.2 2.3x 14.0x Schlotsky’s Bobby Cox Companies January 10, 2005 53.8 (6.9) N/M 79.3 1.5x N/M Church’s Chicken Arcapita Inc. December 26, 2004 258.5 N/A N/A 382.2 1.5x N/A Cinnabon Roark Capital Group November 4, 2004 41.8 6.0 14.4% 21.0 0.5x 3.5x Company A Financial Investor July 1, 2004 243.8 46.6 19.1% 340.0 1.4x 7.3x Morton’s Restaurant Group, Inc. Castle Harlan, Inc. July 25, 2002 231.9 21.8 9.4% 168.5 0.7x 7.7x Mean: $ 698.4 $ 45.5 12.8% $ 489.4 1.2x 8.9x (1) Market value of equity plus net debt. Median: 231.9 25.0 13.9% 265.0 1.1x 7.7x Wachovia Securities Mergers & Acquisitions

Projected Fiscal Year Ending December 31, 2006P 2007P 2008P 2009P 2010P 2011P Net New Units Concept 1 16 16 10 10 10 10 Concept 2 23 25 20 20 20 20 Concept 3 29 12 15 20 25 25 Concept 4 28 22 25 26 29 31 Concept 5 6 9 8 8 5 5 Concept 6 3 1 3 3 3 2 Concept 7 14 7 0 0 0 0 Concept 8 2 1 4 3 3 2 Concept 9 1 1 5 5 5 5 Total Net New Units 122 94 90 95 100 100 Comparable Store Sales Concept 1 (2.9%) (0.9%) 1.4% 2.9% 3.2% 2.8% Concept 2 (8.0%) 0.0% 1.0% 1.0% 1.0% 1.0% Concept 3 (1.6%) (1.0%) 1.0% 1.0% 1.0% 1.0% Concept 4 0.8% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 5 3.7% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 6 0.2% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 7 (2.2%) 1.0% — — — - Concept 8 0.8% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 9 n/a n/a 1.0% 1.0% 1.0% 1.0% Margins Cost of Goods Sold 35.8% 35.1% 34.8% 34.7% 34.7% 34.6% Labor 25.0% 24.8% 24.6% 24.6% 24.6% 24.7% Operating 20.0% 20.3% 20.0% 20.0% 19.8% 19.8% Rent 2.7% 2.6% 2.6% 2.6% 2.6% 2.6% Distribution 1.9% 1.9% 2.0% 2.0% 2.0% 2.0% Partner Buyout 0.2% 0.2% 0.2% 0.2% 0.2% 0.2% General & Administrative 4.8% 4.7% 4.6% 4.4% 4.3% 4.2% Comparable Store Sales Leverage 0.0% 0.1% (0.2%) (0.3%) (0.3%) (0.3%) Partner Equity Program Expense 1.1% 0.8% 0.7% 0.6% 0.6% 0.6% Long Term Incentive Plan 0.0% 0.1% 0.1% 0.1% 0.1% 0.1% Depreciation & Amortization 3.9% 3.9% 3.9% 3.8% 3.8% 3.8% Source: TAMPA management. Wachovia Securities Mergers & Acquisitions

TAMPA Key Assumptions — Management’s Downside Scenario Assumptions Summary Projected Fiscal Year Ending December 31, 2006P 2007P 2008P 2009P 2010P 2011P Net New Units Concept 1 16 16 10 10 10 10 Concept 2 23 25 20 20 20 20 Concept 3 29 12 15 20 25 25 Concept 4 28 22 25 26 29 31 Concept 5 6 9 8 8 5 5 Concept 6 3 1 3 3 3 2 Concept 7 14 7 0 0 0 0 Concept 8 2 1 4 3 3 2 Concept 9 1 1 5 5 5 5 Total Net New Units 122 94 90 95 100 100 Comparable Store Sales Concept 1 (2.9%) (3.0%) 0.0% 1.0% 1.0% 1.0% Concept 2 (8.0%) 0.0% 0.0% 1.0% 1.0% 1.0% Concept 3 (1.6%) (3.0%) 0.0% 1.0% 1.0% 1.0% Concept 4 0.8% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 5 3.7% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 6 0.2% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 7 (2.2%) 1.0% — — — - Concept 8 0.8% 1.0% 1.0% 1.0% 1.0% 1.0% Concept 9 n/a n/a 1.0% 1.0% 1.0% 1.0% Margins Cost of Goods Sold 35.8% 35.4% 35.4% 35.1% 35.0% 34.9% Labor 25.0% 24.9% 24.7% 24.7% 24.8% 24.8% Operating 20.0% 20.3% 20.0% 20.0% 19.7% 19.7% Rent 2.7% 2.6% 2.7% 2.7% 2.7% 2.7% Distribution 1.9% 1.9% 2.0% 2.0% 2.0% 2.0% Partner Buyout 0.2% 0.2% 0.2% 0.2% 0.2% 0.2% General & Administrative 4.8% 4.7% 4.6% 4.5% 4.4% 4.3% Comparable Store Sales Leverage 0.0% 0.3% (0.0%) (0.2%) (0.1%) (0.1%) Partner Equity Program Expense 1.1% 0.8% 0.7% 0.6% 0.6% 0.6% Long Term Incentive Plan 0.0% 0.1% 0.1% 0.1% 0.1% 0.1% Depreciation & Amortization 3.9% 4.0% 4.0% 3.9% 3.9% 3.8% Source: TAMPA management. Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential LBO Analysis Appendix • Preliminary LBO analysis is based on the following assumptions: — Total leverage of 6.4x 12/31/06 EBITDA of $380.8 million; Adjusted leverage of 6.7x 2006(E) EBITDAR based on BOSTON’s proposed capital structure. • Downside scenario has the following differences from Management Plan: — Concept #1 comps reduced in 2007 — 2011, Concept #2 comps reduced in 2007 & 2008, Concept #1 margin reduction, and no refurbishment expenditure in 2009 and beyond (and no resulting benefit resulting from this program over this period). Management Plan IRR(2) 7.48 $40.00 Implied Price/Share $3 $42.53 Premium to Curr. Price 12.5% 20.0% 27.6% 12/31/06 Unadj. EBITDA Multiple 9.5x 10.1x 10.7x 12/31/06 Adj. EBITDA Multiple 8.1x 8.6x 9.1x Adj 6.2x 25.3% 21.3% 17.9% Total Leverage 6.5x 27.2% 22.6% 18.8% 6.7x 29.4% 24.1% 19.9% Downside Scenario IRR(2) 7.48 $40.00 Implied Price/Share $3 $42.53 Premium to Curr. Price 12.5% 20.0% 27.6% 12/31/06 Unadj. EBITDA Multiple 9.5x 10.1x 10.7x 12/31/06 Adj. EBITDA Multiple 8.1x 8.6x 9.1x Adj 6.2x 18.0% 14.2% 11.0% Total Leverage 6.5x 19.3% 15.0% 11.4% 6.7x 20.9% 15.9% 12.0% (2) Assumes an Exit Multiple (2) Assumes an Exit Multiple of 8.1x. of 7.6x. Sources and Uses of Funds — For Illustrative Purposes Assumes 8.6x EBITDA Multiple. ($ in thousands) Uses of Cash Sources of Cash Cum. Adj. Multiple Uses Amount Sources Amount % Total of 2006(E)EBITDAR Purchase of Equity $ 3,019,265Total Debt $ 2,430,000 70.7% 6.7x Debt Retirement 279,816Sponsor Equity 1,009,081 29.3% Fees and Expenses 100,000 Restricted Capital Expenditures 100,000 Less: Excess Cash 60,000 Total $ 3,439,081Total $ 3,439,081 100.0% Note: Adjusted Leverage = (Total Debt + 8*Rent Expense)/(EBITDA + Rent Expense)

Discounted Cash Flow Analysis ($ in millions, except per share data) • A range of share prices for the Company is calculated below using a sensitivity analysis across a range of discount rates, perpetuity cash flow growth rates, and exit multiples. — Highly sensitive to assumptions — projections, discount rate, terminal value. Management Plan Downside Scenario Enterprise Value Enterprise Value Free Cash Flow Growth After 2011 Free Cash Flow Growth After 2011 1.50% 2.00% 2.50% 1.50% 2.00% 2.50% 9.0% $ 3,759 $ 3,988 $ 4,253 9.0% $ 3,327 $ 3,529 $ 3,762 WACC 9.5% 3,522 3,720 3,945 WACC 9.5% 3,119 3,293 3,492 10.0% 3,314 3,486 3,681 10.0% 2,936 3,088 3,260 Enterprise Value Enterprise Value Multiple of 2011 EBITDA Multiple of 2011 EBITDA 6.5x 7.0x 7.5x 6.0x 6.5x 7.0x 9.0% $ 3,731 $ 3,947 $ 4,162 9.0% $ 3,179 $ 3,374 $ 3,569 WACC 9.5% 3,668 3,878 4,089 WACC 9.5% 3,126 3,317 3,507 10.0% 3,606 3,812 4,018 10.0% 3,075 3,261 3,447

Appendix Potential Results of Management’s Operating Plan Projected TAMPA Market Statistics — Management’s Plan Projected TAMPA Market Statistics — Management’s Plan ($ in millions, except per share data) Base Case Plan Fiscal Year Ending December 31, FY 2005 2006P 2007P 2008P Forward P/E 18.5x 14.0x 16.0x 18.0x 14.0x 16.0x 18.0x 14.0x 16.0x 18.0x Forward PEG 123.3% 74.4% 85.0% 95.7% 74.4% 85.0% 95.7% 74.4% 85.0% 95.7% Adjusted EPS (1) $ 1.87 $ 1.62 $ 1.62 $ 1.62 $ 1.96 $ 1.96 $ 1.96 $ 2.56 $ 2.56 $ 2.56 EV / Adjusted EBITDA (1) 8.3x 6.2x 7.0x 7.8x 6.6x 7.5x 8.4x 6.4x 7.3x 8.1x Implied Stock Price $ 41.61 $ 27.51 $ 31.44 $ 35.37 $ 35.87 $ 40.99 $ 46.12 $ 41.55 $ 47.49 $ 53.42 Appreciation (2) n/a (17.5%) (5.7%) 6.1% 7.6% 23.0% 38.4% 24.7% 42.5% 60.3% Downside Plan Fiscal Year Ending December 31, FY 2005 2006P 2007P 2008P Forward P/E 18.5x 12.0x 14.0x 16.0x 12.0x 14.0x 16.0x 12.0x 14.0x 16.0x Forward PEG 123.3% 78.2% 91.2% 104.3% 78.2% 91.2% 104.3% 78.2% 91.2% 104.3% Adjusted EPS (1) $ 1.87 $ 1.62 $ 1.62 $ 1.62 $ 1.66 $ 1.66 $ 1.66 $ 2.07 $ 2.07 $ 2.07 EV / Adjusted EBITDA (1) 8.3x 4.8x 5.4x 6.1x 5.2x 6.0x 6.7x 5.4x 6.3x 7.1x Implied Stock Price $ 41.61 $ 19.89 $ 23.21 $ 26.52 $ 24.87 $ 29.02 $ 33.16 $ 30.38 $ 35.45 $ 40.51 Appreciation (2) n/a (40.3%) (30.4%) (20.4%) (25.4%) (12.9%) (0.5%) (8.8%) 6.3% 21.5% Note: Median peer group forward P/E is 16.9x. OSI current forward P/E is 18.7x based on consensus EPS of $1.78 for 2007. (1) Adjustments outlined in the Appendix. (2) Appreciation based on October 6, 2006 stock price of $33.33. TAMPA Valuation Metrics (1) Forward P/E PEG Current 18.7x 129.1% 5 Year Average 15.0x 100.4% (1) Based on 2007 calendar year EPS of $1.78 and a 14.5% growth rate (consensus estimates from CapIQ).

0x 1% 6% 9x 6% 0x 8% 4% 9x 9% . 85 . 76 . 19 . 32 18 75 20 . 8 . 15 16 80 23 . 7 . 11 $2 $61 $2 $45 0x 7% 3% 0x 6% 0x 7% 5% 1x 9% . 85 . 90 . 19 . 66 16 66 18 . 8 . 15 14 70 20 . 7 . 11 PEG 2008P $2 $54 2008P $2 $39 (1) 0x 4% 0% 2x 6% 0x 6% 4x 9% . 85 . 04 . 19 . 99 P/E 14 58 16 . 7 . 15 12 60 17 . 6 . 11 Metrics Proprietary $2 $48 $2 $33 Forward & Confidential 0x 1% 6% 0x 3% 0x 8% 4% 5x 9% . 01 . 32 . 61 . 11 Valuation 18 75 20 . 9 . 11 16 80 23 . 7 . 5 $2 $51 $1 $35 TAMPA 31, 31, 0x 7% 3% 2x 3% 0x 7% 5% 8x 9% . 01 . 62 . 61 . 72 16 66 18 . 8 . 11 14 70 20 . 6 . 5 Plan December 2007P $2 $45 Plan December 2007P $1 $30 0x 4% 0% 5x 3% 0x 6% 2x 9% Recapitalization. 01 . 91 . 61 . 33 . 7 . . 6 . Case Ending 14 58 16 $2 11 Ending 12 60 17 $1 5 . $39 $26 2007 Loan Base Year Downside Year for 78 0x 9x 0x 3x . Term 1% 6% 8% 4% $1 Fiscal . 62 . 14 2% Fiscal . 62 . 84 6%) — . 7 . . 6 . of 2 18 75 20 $1 16 80 23 $1 (2 $36 $25 EPS 0x 7% 3% 3x 2% 0x 7% 5% 8x 6%) . 62 . 13 . 62 . 61 Statistics . 7 . 2 . 5 . (2 consensus 16 14 66 18 $1 70 20 $1 $32 $22 on 2006P 2006P 0x 4% 0% 7x 2% 0x 6% 3x 6%) Market. 62 . 11 . 62 . 38 . 6 . . 5 . 14 58 16 2 12 60 17 (2 . $1 $1 18 $28 $19 is P/E TAMPA 5x 3% 3x 5x 3% 3x . n/a 87 . 61 n/a . n/a 87 . 61 n/a . 8 . . 8 . forward 15.0 2005 18 123 $1 $41 2005 18 123 $1 $41 Million Share Repurchase at a $34 Clearing Price FY FY current Projected OSI 9x PEG PEG . 16 data) Plan Plan is . Plan Plan share P/E Appendix per (1) (1) forward the in Management Management except Management . Management . group EBITDA Price vs EBITDA Price vs to (1) to (1) outlined millions, P/E PEG EPS Stock P/E PEG EPS Stock peer Adjusted Adjusted Median in Discount Discount / Appreciation / Appreciation ($ Adjustments Forward Adjusted EV Implied Forward Adjusted EV Implied Note: AppenPotential (1) Value Creation –

Appendix Valuation Floor — Downside Case • In the downside scenario, TAMPA valuation would likely be supported by its real estate value. Real Estate Bifurcation Valuation Analysis ($ in millions, except per share data) 2007P 2008P Forward P/E 13.0x 14.0x 15.0x 13.0x 14.0x 15.0x Forward PEG 65.7% 70.7% 75.8% 65.7% 70.7% 75.8% Adjusted Net Income (1) $ 96.4 $ 96.4 $ 96.4 $ 126.9 $ 126.9 $ 126.9 EPS $ 1.61 $ 1.61 $ 1.61 $ 2.19 $ 2.19 $ 2.19 Implied Share Price $ 28.52 $ 30.72 $ 32.91 $ 36.83 $ 39.66 $ 42.49 Equity Value $ 1,649.2 $ 1,776.1 $ 1,903.0 $ 2,129.2 $ 2,293.0 $ 2,456.8 Net Debt 917.3 917.3 917.3 852.1 852.1 852.1 Minority Interest 35.3 35.3 35.3 32.4 32.4 32.4 Enterprise Value $ 2,601.8 $ 2,728.7 $ 2,855.5 $ 3,013.7 $ 3,177.4 $ 3,341.2 EV / Adjusted EBITDA (1) 6.4x 6.7x 7.0x 6.6x 7.0x 7.4x Real Estate Value (SLB transaction) $ 1,169.6 $ 1,169.6 $ 1,169.6 $ 1,169.6 $ 1,169.6 $ 1,169.6 Implied Op Co Value $ 1,432.2 $ 1,559.0 $ 1,685.9 $ 1,844.0 $ 2,007.8 $ 2,171.6 Implied Op Co EV/EBITDA 4.5x 4.9x 5.3x 5.0x 5.5x 5.9x Adjusted EBITDA $ 407.5 $ 407.5 $ 407.5 $ 454.3 $ 454.3 $ 454.3 SLB Adjustment (2) 86.7 86.7 86.7 86.7 86.7 86.7 Op Co EBITDA (PF for SLB) $ 320.8 $ 320.8 $ 320.8 $ 367.6 $ 367.6 $ 367.6 Adjustments outlined in (1) the Appendix. Assumes 8.0% cap rate on owned properites and 8.5% cap rate on (2) land leased properties. Cum. Adj. Multiple of 2006(E) EBITDAR 6.7x Sources of Cash Amount % Total $ 2,430,000 70.7% 1,009,081 29.3% $ 3,439,081 100.0% Uses of Cash Uses Amount Sources Purchase of Equity $ 3,019,265 Total Debt Debt Retirement 279,816 Sponsor Equity Fees and Expenses 100,000 Restricted Capital Expenditures 100,000 Less: Excess Cash 60,000 Total $ 3,439,081 Total Note: Adjusted Leverage = (Total Debt + 8*Rent Expense)/(EBITDA + Rent Expense) Wachovia Securities Mergers & Acquisitions

EBITDA Adjustments Detail Management Plan’s GAAP EBITDAR and EBITDA 2004 2005 LTM 9/30/06 2006P 2007P 2008P 2009P 2010P 2011P GAAP EBITDA $ 356,341 $ 359,300 $ 328,063 $ 325,518 $ 399,903 $ 476,683 $ 532,191 $ 600,947 $ 653,536 Rent 77,641 95,443 104,408 104,408 109,209 115,010 124,988 135,054 144,959 GAAP EBITDAR 433,982 454,743 432,471 429,926 509,112 591,693 657,180 736,001 798,495 Management Plan’s Leverage and M&A Adjusted EBITDAR and EBITDA Adjustments: Hurricanes $ 4,631 $ 4,101 $ 1,689 n/a n/a n/a n/a n/a n/a Asset Impairments 2,394 26,995 5,203 3,034 n/a n/a n/a n/a n/a Partner Buyout (1) 5,995 5,374 6,124 6,746 7,460 7,885 8,686 9,539 10,417 Partner Equity Program PEP Conversion n/a n/a 21,938 25,716 8,336 2,812 636 53 n/a Ongoing PEP n/a n/a 13,704 19,073 26,722 27,437 29,103 30,882 32,718 Total Partner Equity Program n/a n/a 35,643 44,788 35,058 30,249 29,739 30,935 32,718 Long Term Incentive Plan n/a n/a 500 500 3,043 3,608 4,194 4,845 5,850 PEP / Long Term Incentive Plan Funding n/a n/a (6,300) (20,100) (23,597) (30,060) (38,123) (45,184) (55,387) Options / 123R n/a n/a 7,300 9,359 7,500 5,900 2,000 n/a n/a Restricted Stock n/a n/a 7,200 10,985 11,600 12,700 14,000 15,400 16,900 Total Adjustments 13,020 36,470 57,359 55,313 41,064 30,283 20,495 15,536 10,498 Adjusted EBITDA 369,361 395,770 385,422 380,831 440,968 506,965 552,687 616,482 664,034 Adjusted EBITDAR 447,002 491,213 489,830 485,239 550,176 621,976 677,675 751,536 808,993 Source: TAMPA management. Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential
Institutional Momentum Analysis (Excluding Index Investors) Type of Change from Volume Volume Volume Institutions Investor 9/30/2005 6/30/2006 Change 3/31/2006 Change 12/31/2005 Change 9/30/2005 Capital Research & Management CompanyValue (8,500) 7,999,000 (12,000) 8,011,000 — 8,011,000 3,500 8,007,500 Jennison Associates, L.L.C. Growth 5,000,000 5,000,000 2,558,800 2,441,200 2,441,200 — — - Lord Abbett & Co. Value 4,075,000 4,075,000 2,278,133 1,796,867 1,796,867 — — - J.P. Morgan Investment Management 1,155,756 Inc. GARP (1,187,582) 3,000,000 ( ) 4,155,756 (242,597) 4,398,353 210,771 4,187,582 Pirate Capital, L.L.C. Value 2,500,000 2,500,000 1,245,200 1,254,800 1,254,800 — — - Fidelity Management & Research GARP (3,518,616) 2,250,000 (1,432,290) 3,682,290 (2,410,590) 6,092,880 324,264 5,768,616 Boston Company Asset Mgmt., L.L.C. Value 1,639,585 2,000,000 1,137,390 862,610 676,240 186,370 (174,045) 360,415 Morgan Stanley Investment Management Value 1,038,000 2,000,000 491,272 1,508,728 680,260 828,468 (133,532) 962,000 Plaza Investment Advisors, Inc. GARP — 1,818,800 — 1,818,800 — 1,818,800 — 1,818,800 Bessemer Trust Company, N.A. (US) Growth 185,567 1,700,000 482,512 1,217,488 (136,122) 1,353,610 (160,823) 1,514,433 AIM Management Group, Inc. Growth (170,262) 1,700,000 (904,808) 2,604,808 (616,626) 3,221,434 1,351,172 1,870,262 Fenimore Asset Management, Inc. Value 150,038 1,500,000 (3,687) 1,503,687 (85,925) 1,589,612 239,650 1,349,962 American Century Investment Management Inc. Growth (588,660) 1,200,700 116,469 1,084,231 (463,437) 1,547,668 (241,692) 1,789,360 Mercantile Safe Deposit & Trust Value 1,000,000 1,000,000 256,676 743,324 539,634 203,690 203,690 - Eaton Vance Management, Inc. Growth (406,961) 1,000,000 (259,161) 1,259,161 (147,800) 1,406,961 — 1,406,961 Van Kampen Investments, Inc. Growth 908,900 975,000 411,938 563,062 424,062 139,000 72,900 66,100 Columbia Management Advisors, Inc. Value 331,078 825,000 127,460 697,540 104,059 593,481 99,559 493,922 Perry Capital, L.L.C. Growth 825,000 825,000 277,500 547,500 547,500 — — - C. S. McKee & Company, Inc. Value (576,225) 800,000 (864,200) 1,664,200 200,775 1,463,425 87,200 1,376,225 T. Rowe Price Associates GARP (1,430,940) 800,000 (1,172,201) 1,972,201 (359,029) 2,331,230 100,290 2,230,940 GLG Partners, L.P. Growth 700,000 700,000 700,000 — — — — - Wood Asset Management GARP 150,777 600,000 20,029 579,971 16,849 563,122 113,899 449,223 Evergreen Investment Management GARP 51,345 600,000 29,270 570,730 113,703 457,027 (91,628) 548,655 Fort Washington Investment Advisors, Inc. GARP 8,000 550,000 6,483 543,517 9,521 533,996 (8,004) 542,000 Teacher Retirement System of Texas GARP 46,483 533,483 32,483 501,000 — 501,000 14,000 487,000 Top 25 Institutional Holders 10,722,027 45,951,983 41,584,471 37,241,127 35,229,956 % of Total Institutions 84.7% 92.0% 91.4% 92.3% Total Institutional Ownership 54,233,983 45,201,680 40,761,996 38,189,395 Source: TAMPA management. Holdings as of 6/21 — 6/27/06. Wachovia Securities Mergers & Acquisitions

Proprietary & Confidential Appendix Summary of Second Updated Offer • BOSTON informed Wachovia that the updated offer differed from the prior offer with regards to the treatment of options and restricted stock. — The offer submitted August 18, 2006 assumed the exercise of all options outstanding and all restricted stock. — The second updated offer assumes only vested options and restricted stock, resulting in a lower fully-diluted share count. — BOSTON indicated it will roll over unvested equity. BOSTON Offer Calculation — Summary of Diluted Share Count August 18th Offer October 4th Offer Difference Comments Offer Price $ 38.50 $ 40.00 $ 1.50 Diluted In-the-money Options Outstanding 1 2.649 0.986 (1.662) Update offer assumes only vested options. Restricted Stock Outstanding 1.124 0.053 (1.071) Update offer assumes only vested restricted stock. 3.773 1.039 (2.734) Basic Share Count 74.435 74.435 0.000 Fully Diluted Share Count 78.208 75.474 (2.734) Equity Value $ 3,011 $ 3,019 $ 8 1 Assumes treasury method. Wachovia Securities Mergers & Acquisitions